EXHIBIT 4.2

AMENDMENT TO ASSET PURCHASE AGREEMENT

This Amendment dated March 23, 2001 is made

Between

MINERA SAN AUGUSTO, S.A. de C.V.

(“MSA”)

And

O. N. C. de MEXICO S.A. de C.V.

(“ONCM”)

And

NATIONAL GOLD CORPORATION

(“National Gold”)

RECITALS

A.

MSA, ONCM and National Gold entered into an Asset Purchase Agreement dated December 21, 2000 (the “Asset Purchase Agreement”) under which MSA agreed to sell and ONCM agreed to purchase certain assets of MSA;

B.

The Asset Purchase Agreement contemplated that ONCM would make certain payments at Closing;

C.

ONCM wishes to extend the time for payment of certain payments under the Asset Purchase Agreement, and MSA has agreed to such extension on the terms and conditions set forth herein;

D.

The parties previously agreed to extend the Closing Date to March 15, 2001 and have now agreed to further extend the Closing Date as set forth herein; and

E.

MSA may assign all rights and benefits which in the future will accrue to it under this Amendment.

NOW THEREFORE THIS AGREEMENT witnesses that in consideration of the payment by each of the parties hereto to the other parties the sum of $10.00 (the receipt and sufficiency of which are hereby acknowledged) and the representations, warranties and covenants set out herein and other good and valuable consideration, the parties covenant and agree as follows:

1.

Defined Terms.  Terms and phrases in this Amendment with an initial capital letter and not otherwise defined herein will have the meanings ascribed to them in the Asset Purchase Agreement.

2.

Extension Fee.  Upon execution of this Amendment ONCM shall pay to MSA the amount of $200,000 plus the Deposit for an aggregate amount of $250,000 as an extension fee (the “Extension Fee”) in consideration of MSA entering into this Amendment and not as a partial prepayment of the Expense Reimbursement or any other amount owing under the Asset Purchase Agreement provided that if Closing occurs at the Closing Time, the Extension Fee shall be credited towards the Deposit and the Closing Payment in accordance with the terms of the Asset Purchase Agreement, as amended by this Amendment.

3.

Legal Fees.  Within 5 Business Days of receipt of an invoice from MSA or its Assignees specifying the amount owing pursuant to this section, ONCM shall pay to MSA all reasonable legal fees and disbursements incurred by MSA from time to time in preparation of this Amendment and any other agreement, document or instrument delivered in conjunction with or pursuant to this Amendment.

4.

Subsection 1.2(2).  Subsection (2) of Section 1.2 of the Asset Purchase Agreement is deleted in its entirety and replaced by the following:

“(2)

by payment at Closing to MSA or its Assignees of the amount of $200,000 (the “Closing Payment”);”

5.

Subsection 1.2(6).  Subsection (6) of Section 1.2 of the Asset Purchase Agreement is deleted in its entirety and replaced by the following:

“(6)

by delivery at Closing to MSA or its Assignees of a promissory note in the amount of $1,575,000 in the form attached hereto as Schedule R (the “IVA Promissory Note”) in respect of value added tax payable in connection with ONCM’s purchase of the Assets (the “IVA Payment”);”

6.

Subsection 1.2(8).  The following paragraph is included in Section 1.2 of the Asset Purchase Agreement as subsection (8):

“(8)

by delivery at Closing to MSA or its Assignees of a promissory note in the amount of $250,000 in the form attached hereto as Schedule S (the “Deferred Closing Payment”).”

7.

Section 1.3.  Subsections (2) and (3) of Section 1.3 of the Asset Purchase Agreement are deleted in their entirety and the following paragraph is inserted as subsection (2):

“(2)

if Closing does not occur at the Closing Time for any reason, then the Deposit plus accrued interest shall be paid to MSA or its Assignees without prejudice to any other rights and remedies that MSA or its Assignees may have and Blake, Cassels & Graydon LLP is hereby irrevocably directed to pay the Deposit plus accrued interest to MSA, or as MSA or its Assignees may direct, upon receipt of a written request from MSA or its Assignees confirming that Closing did not occur at the Closing Time and requesting payment of the Deposit pursuant to this subsection.”

8.

Section 1.4.  Section 1.4 of the Asset Purchase Agreement is deleted in its entirety and replaced by the following:

“1.4

Reconciliation of Accounts. The Parties agree that, conditional upon the Closing, the benefits from the Assets and liability for costs arising from the Assumed Liabilities shall be deemed to have passed to ONCM as of the Effective Date and ONCM shall be responsible for all payments and the liabilities in respect of the Assets on or after the Effective Date.  Notwithstanding ONCM’s liability for all costs incurred after the Effective Date, at ONCM’s request MSA will pay on behalf of ONCM the following amounts which are payable after the Effective Date and prior to the Closing Date in connection with the Mulatos Project:

(1)

the sum of US$335,000 payable in January, 2001 under the Ejido Agreements;

(2)

the sum of US$80,000 payable in January, 2001 in respect of mineral concession taxes;

(3)

the sum of US$5,000 payable in January and February, 2001 in connection with the Ejido Agreements; and

(4)

any other reasonable costs incurred by MSA on behalf of ONCM, including any adjustments of the foregoing, from the Effective Date until the Closing Date,

all of which payments are collectively referred to as the “Advanced Amount”.

At Closing ONCM shall deliver to MSA or its Assignees a promissory note in the principal amount of the Advanced Amount in the form attached hereto as Schedule T (the “Advanced Amount Promissory Note”) to reimburse MSA for the Advanced Amount.  If this Agreement is terminated after the Effective Date, the expenses incurred by ONCM after the Effective Date will be for its account and will not be reimbursed by MSA and ONCM will indemnify MSA and its Affiliates for all liabilities, including environmental liabilities, incurred by ONCM in connection with the Mulatos Project after the Effective Date until the date of termination.”

1.

Subsection 2.2(4).  Subsection (4) of Section 2.2 of the Asset Purchase Agreement is deleted in its entirety and replaced by the following:

“(4)

registrable transfer documents to effect the transfer to ONCM of the Concessions except the Concession Continuación de la Virgencita;”

2.

Subsection 2.2(9).  The following paragraph is inserted in Section 2.2 of the Asset Purchase Agreement as subsection (9):

“(9)

transfer documents to effect the transfer to ONCM of all of MSA’s right, title and interest in and to the Concession Continuación de la Virgencita;”

3.

Section 2.3.  Section 2.3 of the Asset Purchase Agreement is deleted in its entirety and replaced by the following paragraph:

“2.3

ONCM’s Closing Deliveries.  At the Closing, ONCM shall deliver or cause to be delivered to MSA the following documents and payments, each in a form acceptable to MSA and duly executed where applicable:

(1)

a certificate of the President or other senior officer of ONCM dated as of the Closing Date in the form of Schedule J;

(2)

a certified copy of resolutions of the directors of ONCM authorizing the execution and delivery of this Agreement and the purchase of the Assets and all documents required to be executed by ONCM pursuant hereto;

(3)

the Certificate Evidencing Assumption of Liabilities;

(4)

the Deposit;

(5)

the Closing Payment;

(6)

the Debentures;

(7)

the RTE;

(8)

the IVA Promissory Note;

(9)

the Promissory Notes;

(10)

the Advanced Amount Promissory Note;

(11)

the Deferred Closing Payment;

(12)

a security agreement in registerable form acceptable to MSA evidencing MSA’s security interest in the Mulatos Project;

(13)

an opinion of counsel to ONCM addressed to MSA, the shareholders of MSA and counsel to MSA in respect of those matters which MSA may reasonably require; and

(14)

all such other assurances, consents, agreements, documents and instruments as may reasonably be required by MSA to complete the transactions provided for in this Agreement.”

4.

Section 2.4.  Section 2.4 of the Asset Purchase Agreement is deleted in its entirety and replaced by the following paragraph:

“2.4

National Gold’s Closing Deliveries. At the Closing, National Gold shall deliver or cause to be delivered to MSA the following documents, each in a form acceptable to MSA and duly executed where applicable:

(1)

a certificate of the President or other senior officer of National Gold dated as of the Closing Date in the form of Schedule K;

(2)

a certified copy of resolutions of the directors of National Gold authorizing the execution and delivery of this Agreement and the purchase of the Assets, the issuance and delivery of the Blanket Guarantee and all documents required to be executed by National Gold pursuant hereto;

(3)

the Blanket Guarantee;

(4)

a share pledge agreement pledging all of the shares of ONCM to MSA or its Assignees in a form acceptable to MSA;

(5)

one or more share certificates representing all of the issued and outstanding shares of ONCM duly endorsed for transfer;

(6)

a general security agreement evidencing MSA’s security interest in the assets of National Gold, which agreement shall permit National Gold to grant security ranking pari passu with that of MSA with MSA’s prior written consent, which may not be unreasonably withheld;

(6)

an opinion of counsel to National Gold addressed to MSA, the shareholders of MSA and counsel to MSA in respect of those matters which MSA may reasonably require; and

(7)

all such other assurances, consents, agreements, documents and instruments as may reasonably be required by MSA to complete the transactions provided for in this Agreement.”

5.

Section 3.3.  The following sentence shall be inserted as the concluding sentence of Section 3.3 of the Asset Purchase Agreement:

“For greater certainty, the Extension Fee contemplated by the Amendment to Asset Purchase Agreement shall not be refunded by MSA to ONCM under any circumstances.”

6.

Subsection 4.7(4).  Subsection (4) of Section 4.7 of the Asset Purchase Agreement is deleted in its entirety and replaced by the following:

“(4)

Either before or after Closing MSA may assign to other parties (“Assignees”) some or all of the benefits derived by MSA under this Agreement, or any document or instrument contemplated hereby, including the Debentures, the Promissory Notes, the RTE, the IVA Promissory Note, the Deferred Closing Payment and the Advanced Amount Promissory Note.  National Gold and ONCM further acknowledge and agree that any Assignee of an interest of MSA hereunder will have all of the rights and privileges of MSA under this Agreement as if it was a party hereto.  In furtherance of any such assignment MSA may request that ONCM deliver at Closing one or more Promissory Notes, Debentures, IVA Promissory Notes, Deferred Closing Payment or Advanced Amount Promissory Notes in such denominations and in either Canadian or United States currency (at a fixed exchange rate) as may be directed by MSA prior to Closing.  MSA may request that any document or instrument to be delivered by National Gold or ONCM at Closing be registered in the name of and delivered to an Assignee of MSA; and”

7.

Section 4.8.  The words “under any of the Promissory Notes or the Debentures” in each of subsections (1) and (2) of Section 4.8 of the Asset Purchase Agreement are deleted and replaced by the following:

“under any of the Promissory Notes, the Debentures, the IVA Promissory Note, the Deferred Closing Payment or the Advanced Amount Promissory Note”

8.

Subsection 4.8(5).  The following paragraph is included in Section 4.8 of the Asset Purchase Agreement as subsection (5):

“(5)

so long as any amount remains outstanding under any of the IVA Promissory Note, the Deferred Closing Payment or the Advanced Amount Promissory Note, neither ONCM nor any of its Affiliates will, except with the prior written consent of MSA or all of its Assignees (which consent may be withheld for any reason), issue or permit to be issued any shares, warrants, options or other security (as such term is defined in the Securities Act (British Columbia), R.S.B.C. 1996, c. 418) in the capital of ONCM.”

9.

Section 4.9.  The words “under any of the Promissory Notes or the Debentures neither it nor any of its Affiliates will” in each of subsections (1) and (2) of Section 4.9 of the Asset Purchase Agreement are deleted and replaced by the following:

“under any of the Promissory Notes, the Debentures, the IVA Promissory Note, the Deferred Closing Payment or the Advanced Amount Promissory Note neither it nor any of its Affiliates will (nor will it vote any of the shares held by it in the capital of ONCM so as to permit)”

10.

Subsection 4.9(4). The following paragraph is included in Section 4.9 of the Asset Purchase Agreement as subsection (4):

“(4)

so long as any amount remains outstanding under any of the IVA Promissory Note, the Deferred Closing Payment or the Advanced Amount Promissory Note, neither National Gold nor any of its Affiliates will, except with the prior written consent of MSA and each of its Assignees (which consent may be withheld for any reason), issue or permit to be issued any shares, warrants, options or other security (as such term is defined in the Securities Act (British Columbia), R.S.B.C. 1996, c. 418) in the capital of ONCM.”

11.

Section 5.5.  The words “then owed to MSA, or its Assignees, under the terms of the Promissory Notes, the Debentures or the RTE” are deleted from Section 5.5 of the Asset Purchase Agreement and replaced by the words “then owed to MSA, or its Assignees, under the terms of the Promissory Notes, the Debentures, the RTE, the IVA Promissory Note, the Deferred Closing Payment or the Advanced Amount Promissory Note”.

12.

Section 6.2.  Subsection (3) of Section 6.2 of the Asset Purchase Agreement is deleted in its entirety and replaced by the following:

“(3)

not do any act or omit to do any act that would cause a breach of any representation, warranty, covenant or agreement of MSA contained in this Agreement.”

13.

Subsection 7.3(6).  Clause (a) of subsection 7.3(6) of the Asset Purchase Agreement is deleted in its entirety.  Clauses (b) and (g) of subsection 7.3(6) of the Asset Purchase Agreement are deleted in their entirety and replaced by the following:

“(b)

the amount actually paid by ONCM to MSA or its Assignees in respect of the Deferred Closing Payment;”

“(g)

the sum equal to the amount actually paid by ONCM to MSA or its Assignees in respect of the Advanced Amount less the amount of the Expense Reimbursement;”

14.

Clause 7.3(6)(l).  The following paragraph is included in subsection 7.3(6) of the Asset Purchase Agreement as clause (l):

“(l)

the amount by which the Expense Reimbursement is less than the amount actually paid by ONCM to MSA or its Assignees in respect of the Advanced Amount.”

15.

Section 8.2.  Section 8.2 of the Asset Purchase Agreement is deleted in its entirety and replaced by the following:

“8.2

Security.  As continuing collateral security for the payment and performance of the obligations of ONCM to MSA hereunder, there shall be deposited with MSA the following documents, each of which documents shall be in registerable form acceptable to MSA:

(a)

a security agreement duly created by ONCM in favour of MSA or its Assignees, which security agreement shall contain a first fixed and specific charge and security interest on the interest of ONCM in and to all its property, assets and undertaking and a floating charge on the interest of ONCM in all its other property and assets not otherwise charged under the security agreement;

(b)

the IVA Promissory Note;

(c)

the Deferred Closing Payment;

(d)

the Advanced Amount Promissory Note;

(e)

a Blanket Guarantee (defined below) duly created by National Gold in favour of MSA or its Assignees, including an assignment and postponement of claim in respect of indebtedness and liabilities of ONCM to National Gold thereunder;

(f)

in support of the Blanket Guarantee at item (b) above and any other guarantee granted by it, a security agreement duly created by National Gold in favour of MSA or its Assignees, which security agreement shall contain a first fixed and specific charge and security interest on the interest of National Gold in and to all its property, assets and undertaking and a floating charge on the interest of National Gold in all its other property and assets not otherwise charged under the security agreement;

(g)

in support of the Blanket Guarantee, a share pledge duly created by National Gold in favour of MSA or its Assignees of all shares in the capital of ONCM; and

(h)

the Debenture.”

16.

Section 8.3.  Section 8.3 of the Asset Purchase Agreement is deleted in its entirety and replaced by the following:

National Gold hereby irrevocably and unconditionally guarantees the due and punctual performance and payment to MSA and its Assignees, whether at stated maturity, by acceleration or otherwise, of all obligations of ONCM to MSA, now or hereafter existing under or pursuant to this Agreement or any other Security Documents, whether for principal, interest, bonus, fees, expenses, indemnity or otherwise, incurred by MSA in enforcing any of its rights under this guarantee, and shall execute and deliver a blanket guarantee of all such obligations (the “Blanket Guarantee”).  National Gold agrees that MSA or its Assignees may grant extensions of time or other indulgences and otherwise deal with ONCM and others as MSA and its Assignees may see fit without prejudice to or in any way limiting or lessening the liability of National Gold under this guarantee and the Blanket Guarantee, and MSA and its Assignees shall not be bound to exhaust their recourses against ONCM or others before being entitled to payment from National Gold under this guarantee and the Blanket Guarantee.  This guarantee and the Blanket Guarantee shall remain in full force and effect notwithstanding any act, omission to act, operation of any Law (including without limitation any Law that may extinguish the indebtedness, obligations or liabilities of ONCM before full payment and performance thereof) or any other circumstance which might otherwise constitute a defence available to, or a discharge of, ONCM in respect of such obligations or of National Gold in respect of this guarantee and the Blanket Guarantee, until such time as MSA and its Assignees have received the full benefits contemplated by Sections 1.2 and 1.4.”

17.

Section 8.5.  The following paragraph is inserted in the Asset Purchase Agreement as Section 8.5:

“8.5 Principal Obligor.  National Gold hereby acknowledges and confirms that it is a principal obligor under this Agreement.”

18.

Section 9.1.  The phrase “Subject to Section  of the Amendment to Asset Purchase Agreement titled “Legal Fees”,” shall be inserted at the beginning of Section 9.1 of the Asset Purchase Agreement.

19.

Section 9.3.  The words “by this Agreement, the Debentures, the Promissory Notes or the RTE” in Section 9.3 of the Asset Purchase Agreement shall be deleted and replaced by the following words:

“by this Agreement, the Debentures, the Promissory Notes, the RTE, the IVA Promissory Note, the Deferred Closing Payment or the Advanced Amount Promissory Note”

20.

Subsection 9.5(1).  The following paragraphs are inserted at the end of clause (a) of subsection 9.5(1) of the Asset Purchase Agreement:

“provided that after the first assignment of this Agreement, any notice delivered pursuant to or under this Agreement or any certificate, document, instrument or agreement delivered pursuant hereto shall be delivered to:

Tenedoramex, S.A. de C.V.

Guerrero 109 Sur-altos entre Jalisco y Puebla

Hermosillo, Sonora, México

C.P. 83000

Attention:

Mark Isto

with a copy to:

Placer Dome America

1125 Seventeenth Street

Suite 2310

Denver, Colorado

U.S.A.

80202

Facsimile:

(303) 675-0707

Attention:

Ralph Godell

and to:

Kennecott Minerals Company

224 North 2200 West

Salt Lake City, Utah

U.S.A.

84116

Facsimile:

(801) 238-2488

Attention:

President

with a copy to:

Blake, Cassels & Graydon LLP

Suite 2600, Three Bentall Centre

595 Burrard Street, P.O. Box 49314

Vancouver, BC

Canada

V7X 1L3

Facsimile:

(604) 631-3309

Attention:

Peter J. O’Callaghan”

21.

Section 9.9.  Section 9.9 of the Asset Purchase Agreement is deleted in its entirety and replaced by the following:

“9.9

Grace Period.  ONCM may remedy any default in payment for any cash payment under this Agreement by making the payment in full to the applicable party within 14 days after the date such payment was due and such payment when so paid shall be deemed to have been made in a timely manner and on the due date for all purposes.  For greater certainty, where any document, instrument or agreement delivered pursuant to this Agreement provides for a grace period, such period shall run concurrently with this grace period and not consecutively.”

22.

Section 9.12.  The words “and in sections  and  of the Amendment to Asset Purchase Agreement” shall be inserted immediately following the words “Section 1.3 and Section 1.5” of Section 9.12 of the Asset Purchase Agreement.

23.

Section 9.19.  The following paragraphs are inserted in the Asset Purchase Agreement as Section 9.19:

“9.19

Cure of Default.  MSA shall have the right, but shall not be obligated:

(a)

at any time and from time to time to take, in its name or in the name of ONCM or otherwise, such action as MSA shall consider necessary or desirable to cure or rectify any default on the part of ONCM under any Licences and Permits, the Ejido Agreements, any surface rights contracts to which ONCM is a party or any other contract material to the Mulatos Project, or other agreement; or

(b)

from time to time while a default under this Agreement or any of the Security Documents shall have occurred and remain continuing, to take in its name or in the name of ONCM or otherwise such action as MSA shall consider necessary or desirable to cure or rectify such default;

and, in either case, in so doing MSA shall not incur any liability to ONCM if any such action taken by MSA or on ONCM’s behalf in good faith shall prove to be in whole or in part inadequate or invalid and ONCM shall indemnify and hold MSA harmless from and against any loss, cost, liability or expense (including, without limitation, reasonable fees on a solicitor and a solicitor’s own client basis and disbursements of counsel) paid, suffered or incurred by MSA in connection therewith or arising therefrom, except for any loss, cost, liability or expense resulting from gross negligence, wilful misconduct or bad faith on the part of MSA.

The liability of ONCM to indemnify MSA as set out in this Section shall survive the payment of the Purchase Price or any portion thereof or any promissory note described in Section 1.2 or Section 1.4 herein, the satisfaction and release of the Security, the payment and satisfaction of indebtedness and liability of ONCM to MSA pursuant to this Agreement or the Security Documents or any termination of this Agreement.”

24.

Section 10.7.  The following paragraphs are inserted in the list of schedules contained in Section 10.7 of the Asset Purchase Agreement and in the list of Schedules immediately preceding the Schedules:

“Schedule R - IVA Promissory Note

 Schedule S - Deferred Closing Payment

 Schedule T - Advanced Amount Promissory Note”

25.

Schedule A(5).  Subsection (5) of Schedule A of the Asset Purchase Agreement is deleted in its entirety and replaced by the following:

“(5)

“Agreement” means this asset purchase agreement, including the Schedules to this asset purchase agreement, as it or they may be amended, supplemented or otherwise modified, extended, renewed or replaced from time to time by any agreement supplemental or ancillary hereto, and the expression “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement and not to any particular Section or other portion of this Agreement.”

26.

Schedule A(17).  The words “February 28, 2001” are deleted from section (17) of Schedule A of the Asset Purchase Agreement and the words “March 23, 2001” are inserted in replacement therefore.

27.

Schedule A(22). Subsection (22) of Schedule A of the Asset Purchase Agreement is deleted in its entirety and replaced by the following paragraph:

“(22)

“Conversion Rate” means the noon rate for U.S. Dollars as reported by the Bank of Canada on the date of issuance of the Debentures.”

28.

Schedule A(24).  Clause (e) of subsection (24) of Schedule A of the Asset Purchase Agreement is deleted in its entirety.  Clauses (q) and (r) of subsection (24) of Schedule A of the Asset Purchase Agreement are deleted in their entirety and replaced by the following paragraphs:

“(q)

San Lorenzo (Title 210,493);

  (r)

San Lorenzo (Title 211,573);”

29.

Schedule A(56).  Subsection (56) of Schedule A of the Asset Purchase Agreement is deleted in its entirety and replaced by the following paragraph:

“(56)

“Security” means the security given to MSA or its Assignees, at any time and from time to time to secure the obligations of ONCM and National Gold to MSA hereunder, including, without limitation, the security referred to in Article 8 hereof.”

30.

Schedule A(57).  Subsection (57) of Schedule A of the Asset Purchase Agreement is deleted in its entirety and replaced by the following paragraph:

“(57)

“Security Documents” means the documents referred to in Article 8, and the agreements, instruments and documents delivered from time to time to MSA, by ONCM, National Gold and other Persons, for the purpose of establishing, perfecting, preserving and protecting the Security including any amendments, modifications, substitutions or replacements thereof.”

31.

Schedule A.  The following subsections are inserted in Schedule A of the Asset Purchase Agreement:

“(2a)

“Advanced Amount Promissory Note” has the meaning given in Section 1.4.

(27a)

“Deferred Closing Payment” has the meaning given in Section 1.2(8).

(42a)

“IVA Promissory Note” has the meaning given in Section 1.2(6).

32.

Schedule D(11)(a).  Subsections (t) through (x) of section 11 of Schedule D of the Asset Purchase Agreement are deleted in their entirety and replaced by the following paragraphs:

“(t)

San Lorenzo (Title 210,493);

 (u)

San Lorenzo (Title 211,573);

 (v)

San Miguel 1;

 (w)

San Miguel 2;

 (x)

Tequila;

 (y)

El Carricito 2;

 (z)

Cerro Pelon; and

(aa)

Cerro Pelon 2.”

33.

Schedule E.  The words “Subject to Section 8 of this Note,” are deleted from section 1 of Schedule E to the Asset Purchase Agreement.  Section 8 of Schedule E to the Asset Purchase Agreement is deleted in its entirety.  Section 9 of Schedule E of the Asset Purchase Agreement is renumbered section 8.

34.

Schedule G.  The list of contracts set out at Schedule G-1 hereto is included in section (d) of Schedule G to the Asset Purchase Agreement as Assumed Liabilities.

35.

Schedule Q.

(a)

Footnote 1 to the Concession named El Carricito in Schedule Q of the Asset Purchase Agreement is deleted in its entirety.

(b)

The following paragraphs are inserted as footnote 1 to the Concession named Continuación de la Virgencita in Schedule Q of the Asset Purchase Agreement:

“1.  MSA is not the registered owner of this Concession.  MSA is the beneficial and legal owner of this Concession pursuant to an option agreement granting MSA an option to purchase this Concession.  MSA has taken all steps and made all payments necessary to exercise its option for the purchase of this Concession.”

(c)

The following paragraph is inserted in the list of Concessions in Schedule Q of the Asset Purchase Agreement:

“El Carricito 2	212,507	Exploration	100 hectares	October 31, 2000 to October 30, 2006	Unknown.”

36.

Additional Concessions.  MSA has applied for two additional minerals concessions consisting of Cerro Pelon and Cerro Pelon 2 (the “Additional Concessions”) by way of application files numbered 82/26815 dated September 7, 2000 and 82/26914 dated October 30, 2000.  If MSA is granted the Additional Concessions, MSA shall attempt to transfer the Additional Concessions to ONCM but shall not be liable to ONCM or National Gold in any circumstances whatsoever if the transfer of the Additional Concessions does not occur for any reason.  Subject to (i) effective registration of the Additional Concessions in favour of MSA in the records of the DGM and (ii) transfer of the Additional Concessions from MSA to ONCM, the Additional Concessions shall be deemed to be included in the list of Concessions in Schedule Q of the Asset Purchase Agreement effective as of the time that the Additional Concessions are granted in favour of MSA.

37.

Schedules R, S and T.  The schedules attached hereto as Schedules R, S and T are inserted in the Asset Purchase Agreement as Schedules R, S and T, respectively.

38.

Hedge.  On or before March 30, 2001, National Gold shall enter into one or more hedging agreements (the “Hedge”) to protect National Gold and its affiliates against any risk of loss in respect of currency exchange or devaluation on the amount of the IVA Payment converted into Mexican pesos on the Closing Date and shall maintain the Hedge in full force and effect until the IVA Promissory Note and any replacements or substitutions therefor have been paid in full.  On or before March 30, 2001, National Gold shall assign to MSA or its Assignees all of the benefit, right, title and interest in and to any monetary gains realized under the Hedge up to the amount outstanding under the IVA Promissory Note and any substitutions or replacements therefor.

39.

Disclosure.  Each of National Gold and ONCM shall deliver to MSA or each of its Assignees within 10 days of the preparation of such document (i) one copy of each financial statement, whether quarterly, annual, interim or other, prepared by it, (ii) one copy of each disclosure document or other material delivered to its shareholders, (iii) one copy of each document filed by it with any stock exchange, the British Columbia Securities Commission and any similar regulatory authorities in any jurisdiction, and (iv) evidence of timely payment of all Taxes owing on the Concessions.

40.

IVA Procedures.  On or before April 17, 2001, ONCM shall submit to the Mexican government tax authorities all documents, certificates, facturas and all other items required to be filed or submitted to the Mexican government tax authorities in order to obtain a refund of the IVA Payment.  ONCM shall promptly deliver evidence of such filing to MSA or each of its Assignees.

41.

Representations and Warranties.  Each of the parties to this Amendment represents and warrants to each other party that:

(1)

it is a company duly formed, validly existing and in good standing pursuant to the laws of its jurisdiction of incorporation and has all necessary corporate power to enter into this Amendment and to perform its obligations hereunder;

(2)

the entering into this Amendment and the performance of its obligations hereunder will not conflict with or result in a violation or breach of or default under or accelerate the performance required by its constating document, any Applicable Law applicable to it or any contract or other commitment to which they are parties or by which they are bound; and

(3)

it has full power, legal right and authority to execute and deliver this Amendment and to perform its obligations hereunder and the execution of this Amendment and the performance of its terms have been duly authorized by all necessary corporate actions on its part and this Amendment has been duly executed and delivered by it.

42.

Further Assurances.  The parties hereto agree to execute such further and other assurances and/or documents as may be necessary to complete the true intent and meaning of this Amendment.

43.

Governing Law.  This Amendment will be governed by and construed and enforced in accordance with the laws of the Province of British Columbia.

44.

Ratification and Confirmation.  Each of the parties hereby ratifies and confirms all of the terms and conditions of the Asset Purchase Agreement except to the extent expressly amended hereby.

45.

Entire Agreement.  No amendment or modification of this Amendment will become effective unless and until the same will have been reduced in writing and duly signed, executed and sealed by the parties.  This Amendment supersedes all previous agreements, written or oral, in respect of the subject matter hereof.

46.

47.

Counterparts.  This Amendment and any certificate or other writing delivered in connection herewith may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Amendment or such other writing as the case may be, taken together will be deemed to be one and the same instrument.  The execution of this Amendment or any other writing by any party hereto will not become effective until all counterparts hereof have been executed by all the parties hereto.

IN WITNESS WHEREOF the parties have executed this Amendment in the city of Mexico City, United Mexican States on this 23rd day of March, 2001.

MINERA SAN AUGUSTO, S.A. de C.V.

By:

(signed) “Mark Isto”

By:

(signed)

O. N. C. de MEXICO S.A. de C.V.

By:

(signed) “Albert Matter”

NATIONAL GOLD CORPORATION

By:

(signed) “Albert Matter”

SCHEDULE G-1

ADDITIONAL ASSUMED LIABILITIES

(x)

the option agreement pursuant to which MSA was granted an option to purchase the Concession Continuación de la Virgencita and any transfer of the said Concession to MSA by exercise of the option thereunder.

(xi)

the contracts and liabilities set out in the attached spreadsheet to the extent they are not already included herein.

MINERA SAN AUGUSTO, S.A. DE C.V.

Description	Owner and/or Contact	Address	Phone	Observations
Office’s	Ana Maria Insus Masó	Guerrero No. 111-3, Co. Centro, C.P. 83000, Hermosillo, Son.	0115262121120
Warehouse	Victor Manual Ojedo Borchardt	Garcia Conde No. 408, Col. Pitic, Hermosillo, Son.	0115262143327
Mulatos Agreements	Ejido Mulatos, contact Pedro Hurtado	Ave. Etchojoa No. 1277, Col. Camino Real, Hermosillo, Son.	0115262196688
Mulatos House’s	Josefina Heras de Camargo	Justo Sierra No. 36, Col. Constitucion, C.O. 83150, Hermosillo, Son.	0115262101222
Matarachi Camp	Ejido Matarachi, contact Evigael Carrasco	Know Address, Matarachi, Son.
Land Matarachi Camp	Felipe Rascon Amaya	Know Address, Matarachi, Son.
INE-MIA	Victor Lichtinger Walsman	Mexico City		Permit MIA – Federal Government Agency
SEMARNAT-Use Land	Lic. Jose Luis Luna Urquidez	Centro Gobierno, Hermosillo Building, Floor 2, C.P. 83260, Hermosillo, Son.	0115262592701	Permit CUS – Local Government Agency
SEMARNAT-Power Line	Lic. Jose Luis Luna Urquidez	Centro Gobierno, Hermosillo Building, Floor 2, C.P. 83260, Hermosillo, Son.	0115262592701	Permit LE – Local Government Agency
SIUE-Access Road (Gravel Borrow Pit)	Arq. Manuel Ibarra Legarreta	Blvd. Hidalgo y Comonfort, Floor 3		Permit CA – Government Agency
Bureau of Mines Hermosillo	Ing. Juan Antonio Calzada Castra	Nafinsa Build, Blvd. Luis Encinas y Monteverde	115262108278	Mining Concession – Local Government Agency
SEMMSA	Jose Luis Talamantes Reyes	Tehuantepec No. 114, Col. Centenario, C.P. 83260, Hermosillo, Son.	0115262122622	Renewal of the contracts
Landowner Access Road	Martin Serrano Almeida	« Los Pericos » Ranch, Yecora, Son.
Landowner Access Road	Rosendo Torres Garner	“El Progreso” Ranch, Yecora, Son.
Landowner Access Road	Emilio Acuña Amaya	Adolfo de la Huerta No. 282, Yecora, Son.
Landowner Access Road	Lorgia Apodaca Nuñez de Lopez	Know Address, Yecora, Son.
Landowner Access Road	Manuel y Octavio Apodaca Nuñez	Know Address, Yecora, Son.
Landowner Access Road	Ruben Garner Amaya	Know Address, Yecora, Son.
Landowner Access Road	Octavio Apodaca Nuñez	Know Address, Yecora, Son.
Landowner Access Road	Francisco Soto Oros	Know Address, El Trigo de Corodepe, Sahuaripa, Son.
Landowner Access Road	Trinidad Soto Oros	Know Address, Matarachi, Son.
Landowner Access Road	Jose Evigael Carrasco Cordero	Know Address, Matarachi, Son.
Landowner Access Road	Pedro Moises Aguilar Peña	Aleman Private No. 8, Hermosillo, Son.
Landowner Access Road	Ejido Matarachi, contact Evigael Carrasco	Know Address, Matarachi, Son.
Street Access Road	H. Ayuntamiento de Yecora, Sonora	Cajeme St. And Juarez Ave., Yecora, Son.
Agreement to extraction of water well	H. Ayuntamiento de Yecora, Sonora	Cajeme St. And Juarez Ave., Yecora, Son.

Whit out Contract or agreement, but transfer the obligations

Suharipe Muncipality	Hermes Biebrich Guevara	Avenida Rafael Meneses s/n, Sahuaripa, Son.	0115263430014	No exist contract with the Company for the service of the Medical and Nurse
Phone Company	Local Office	Garmendia y Morelia, Colonia Centro, C.P. 83000	0115262187788	No exist contract, only change the name of the Company
Water company	Local Office	Luis Donaldo Colosio y Guerrero, Colonia Centro, C.P. 83000	0115262591188	No exist contract, only change the name of the Company
Electrical Power Company	Local Office	Matamoros y San Luis Potosi, Colonia Centro, C.P. 83000	0115262591278	No exist contract, only change the name of the Company
Medical Mulatos	Nepomuceno Silva Madrid	Ave. Paredes esquina Juarez, Sahuaripa, Son.	0115263430096	No contract exist, made a individual contract or with Sahuaripa Municipality
Nurse Mulatos (Practical)	Guadalupe Guzman Cruz	Know Address, Mulatos, Son.	0115251513410	No exist contract, made a individual contract or with Suharipa Municipality
Servicio El Salto, S.A. de C.V. (Gasoline Dr.)	Hermes Biebrich Torres	Hidalgo St. No. 41, Sahuaripa, Son	0115263430003	No exist contract, only change the name of the Company
Medipac, S.A. de C.V. (Mulatos Medicines)	Noe Sandoval Vizcarra	Margarita Maza de Juarez No. 20, Hermosillo, Son.	011526205926	No exist contract, only change the name of the Company
Cybernet de Mexico, S.A. de C.V.	Local Office	Esteban Baca Calderon No. 397, Hermosillo, Sonora	0115262606247	No exist contract, only change the name of the Company
Copy Machine	Local Office	Blvd. Navarrete No. 216, Col. Villa Satelite, C.P. 83200, Hermosillo, Son.	0115262606060	No exist contract, only change the name of the Company

SCHEDULE R

IVA PROMISSORY NOTE

PROMISSORY NOTE

$1,575,000	March 23, 2001

FOR VALUE RECEIVED and by this promissory note (“pagare"), .the undersigned O.N.C. de Mexico S.A. de C.V., a Mexican corporation ("ONCM") whose address is Insurgentes Sur 800 Piso 16, Col. del Valle, Mexico, CP 03100, unconditionally promises to pay to the order of Minera San Augusto, S.A. de C.V. (the "Holder") at Guerrero 109 Sur-altos entre Jalisco y Puebla, Hermosillo, Sonora, Mexico, or at such other place- as the Holder of this Note may from time to time designate in writing, without deduction or setoff, in lawful money of Canada, the principal sum of $1,575,000 (the "Principal Amount"), together with interest on such Principal Amount and any other amounts due under this Note.

1.

Payment. ONCM shall pay to the Holder $1,575,000 on the earlier of (i) July 15, 2001 and (ii) the date on which the value added tax arising from ONCM's purchase under an asset purchase agreement dated December 21, 2000, as amended, among the Holder, ONCM and National Gold Corporation (the "Asset Purchase Agreement") is refunded by the Government of the United Mexican States to ONCM and ('tit') the date on which ONCM fails to pay or perform when due any of its indebtedness, liabilities or obligations under or in respect of (A) any of the promissory notes issued in connection with the Asset Purchase Agreement including, without limitation, the Promissory Notes, the Advanced Amount Promissory Note, the IVA Payment Promissory Note and the Deferred Closing Payment (all as such terns are defined in the Asset Purchase Agreement) together with any promissory notes issued in replacement and substitution of the said promissory notes, including, without limitation, the promissory notes granted by ONCM dated the date hereof to Kennecott Minerals Company and Tenedoramex, S.A. de C.V. or (B) a debenture dated as of January 1, 2001 granted by ONCM to Minera San Augusto, S.A. de C.V. together with any debentures issued in replacement and substitution of the said debenture (the "Due Date". The Principal Amount may be prepaid in whole or in part at any - time without premium or penalty. Unless the Holder shall otherwise elect, each payment made under this Note shall be applied first to costs and expenses incurred in connection with the enforcement of this Note, next to interest accrued under this Note, if any, and any balance shall be applied to reduce the Principal Amount of this Note.

2.

Late or Partial Payments. The acceptance by the Holder of any payment that is less than the entire amount then due under this Note shall be on account only and shall not constitute a waiver of the obligation of ONCM to pay such entire amount. The failure of ONCM . to pay the entire amount then due under this Note shall be and continue to be an event of default under this Note, notwithstanding the acceptance by the Holder of less than such entire amount on account, and the Holder shall thereafter, until such entire amount is paid (and notwithstanding acceptance by the Holder thereafter of further sums on account or otherwise), be entitled to exercise all rights and remedies provided for in this Note on the occurrence of an event of default under this Note. The acceptance by the Holder of any amount due under this Note after the same is due shall not constitute a waiver of the right to require prompt payment, when due, of all other amounts due under this Note or to declare that an event of default has occurred under this Note with respect to any other amount not paid when due.

3.

Interest. (1) The Principal Amount hereof remaining from time to time unpaid and outstanding shall bear simple interest from March 23, 2001 to and including the Due Date at a rate per annum equal to twelve (12%) percent. Such interest shall accrue and be calculated monthly, and shall be payable monthly, in arrears, on the last business day of each month, commencing on March 30, 2001. Any amount of principal, interest or .other amounts payable hereunder on any amount which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest (both before and after cult and judgment), from the date on which such amount is due until such amount is paid in full, payable on demand, at the rate per annum set out in this Section.

(2)

All computations of interest shall be made on the basis of a year of 365 days and the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Holder of an amount of interest payable by ONCM shall be conclusive and binding for all purposes absent manifest error.

4.

Default. If any payment required under this Note is not made when due, the entire unpaid Principal Amount of this Note, together with any other amount due under this Note, shall, at the option of the Holder, become due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived by ONCM and all endorsers, guarantors, sureties, accommodation parties and other persons at any time liable for all or any portion of the indebtedness evidenced by this Note, and shall thereafter earn interest, both before and after judgment, at a nominal rate (the "Default Rate") of 12 percent per annum with interest upon overdue interest at, the same rate. Any forbearance, failure or delay by the Holder in exercising any right or remedy under this Note or otherwise available to the Holder shall not be deemed to be a waiver of such right or remedy, nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy. ONCM shall pay all costs and expenses incurred by the Holder in connection with the enforcement of this Note (regardless of the particular nature of such costs and expenses and whether incurred before or after the initiation of suit or before or after judgment), including, without limitation, court costs and trustee's and attorneys' fees and costs.

5.

Security. This Note is secured by a security agreement and Blanket Guarantee issued pursuant to the terms of the Asset Purchase Amt and the- documents, agreements, certificates and instruments contemplated therein creating a lien and/or security interest on certain real and personal property rights and ink of ONCM hereof, all as contemplated in the said Asset Purchase Agreement and ancillary documents, as they may be modified or amended from time to time.

6.

Usury. Notwithstanding any other provision cones in this Note, in the Asset Purchase Agreement or in any other agreement entered into in connection with this Note, if the Holder ever receives as interest under this Note or the Asset Purchase Agreement an amount which would result in interest being charged at a rate exceeding the maximum allowed by law, such amount or portion as would otherwise be excessive interest shall automatically be, applied toward reduction of the unpaid Principal Amount then outstanding under this Note, and not toward the payment of interest.

7.

Assignment. The Holder may assign or transfer all or any part of the Holder's rights or obligations under this Note and on request of the Holder ONCM shall issue and deliver new promissory notes having the same terms and conditions as this Note (the "Replacement Notes") except that the principal amount under the Replacement Notes shall equal in the aggregate the principal amount owing under this Note. ONCM may not assign or transfer, whether absolutely, by way of security or otherwise, all or any part of ONCM's rights or obligations under this Agreement without the Holder's prior written consent

8.

Miscellaneous. ON ,CM and all endorsers, guarantors, sureties, accommodation parties and other persons at any time liable for all or any portion of the indebtedness evil by this Note consent to all extensions of time, renewals, waivers or modifications that may be granted by the Holder with respect to the payment or other provisions of this Note, the release of all or any portion of any security given in connection with this Note, with or without substitution, and the release of any party liable under this Note. Time is of the essence with respect to all obligations of ONCM under this Note. The unenforceability or invalidity of any provisions of this Note shall not affect the enforceability or validity of any other provision of this Note. The terms of this Note shall bind ONCM and inure to the benefit of the Holder. This Note shall be governed by British Columbia law. This Note, the Asset Purchase Agreement and any other written agreement entered into in connection with this Note are the final expression of the agreement between the Holder and ONCM and may not be contradicted by evidence of any alleged oral agreement.

9.

Conflicts. In the event of a conflict between the provisions of this Note and .the provisions of the Asset Purchase Agreement, the Asset Purchase Agreement shall prevail.

THE UNDERSIGNED has executed and delivered this Note on the date first set forth above in Mexico City, Mexico.

O.N.C. de MEXICO S.A. de C.V. By : _________________________________ Title : ________________________________S

SCHEDULE S

DEFERRED CLOSING PAYMENT

PROMISSORY NOTE

$250,000	March 23, 2001

FOR VALUE RECEIVED and by this promissory note (“pagaré”), the undersigned O.N.C. de Mexico S.A. de C.V., a Mexican corporation ("ONCM”) whose address is Insurgentes Sur 800 Piso 16, Col. del Valle, Mexico, CP 03100, unconditionally promises to pay to the order of Minera San Augusto, S.A. de C.V. (the "Holder") at Guerrero 109 Sur-altos entre Jalisco y Puebla, Hermosillo, Sonora, Mexico, or at such other place as the Holder of this Note may from time to time designate in writing, without deduction or setoff, in lawful money of Canada; the principal sum of $250,000 (the "Principal Amount"), together with interest, if any, on such Principal Amount and any other amounts due under this Note.

1.

Payment. ONCM shall pay to the Holder $250,000 on the earlier of (i) July 15, 2001 and (ii) the date on which ONCM fails to pay or perform when due any of its indebtedness, liabilities or obligations under or in respect of (A) any of the promissory notes issued in connection with an asset purchase agreement dated December 21, 2000, as amended, among the Holder, ONCM and National Gold Corporation (the "Asset Purchase Agreement") including, without limitation, the Promissory Notes, the Advanced Amount Promissory Note, the IVA Payment Promissory Note and the Deferred Closing Payment (all as such terms are defined in the Asset Purchase Agreement) together with any promissory notes issued in replacement and substitution of the said promissory notes, including, without limitation, the promissory notes granted by ONCM dated the date hereof to Kennecott Minerals Company and Tenedoramex, S.A. de C.V. or (B) a debenture dated as of January 1, 2001 granted by ONCM to the Holder together with any debentures issued in replacement and substitution of the said debenture (the "Due Date"). The Principal Amount may be prepaid in whole or in part at any time without premium or penalty. Unless the Holder shall otherwise elect, each payment made under this Note shall be applied first to costs and expenses incurred in connection with the enforcement of this Note, next to interest accrued under this Note, if any, and any balance shall be applied to reduce the Principal Amount of this Note.

2.

Late or Partial Payments. The acceptance by the Holder of any payment that is less than the entire amount then due under this Note shall be on account only and shall not constitute a waiver of the obligation of ONCM to pay such entire amount. The failure of ONCM to pay the entire amount then due under this Note shall be and continue to be an event of default under this Note, notwithstanding the acceptance by the Holder of less than such entire amount on account, and the Holder shall thereafter, until such entire amount is paid (and notwithstanding acceptance by the Holder thereafter of further sums on account or otherwise), be entitled to exercise all rights and remedies provided for in this Note on the occurrence of an event of default under this Note. The acceptance by the Holder of any amount due under this Note after the same is due shall not constitute a waiver of the right to require prompt payment, when due, of all other amounts due under this Note or to declare that an event of default has occurred under this Note with respect to any other amount not paid when due.

3.

Default. If any payment required under this Note is not made when due, the entire unpaid Principal Amount of this Note, together with any other amount due under this Note, shall, at the option of the Holder, become due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived by ONCM and all endorsers, guarantors, sureties, accommodation parties and other persons at any time liable for all or any portion of the indebtedness evidenced by this Note, and shall thereafter earn interest, both before and after judgment, at a nominal rate (the "Default Rate") of 12 percent per annum with interest upon overdue interest at the same rate. Any forbearance, failure or delay by the Holder in exercising any right or remedy under this Note or otherwise available to the Holder shall not be deemed to be a waiver of such right or remedy, nor shall any singe or partial exercise of any right or remedy preclude the further exercise of such right or remedy. ONCM shall pay all costs and expenses incurred by the Holder in connection with the enforcement of this Note (regardless of the particular nature of such costs and expenses and whether incurred before or after the initiation of suit or before or after judgment), including, without limitation, court costs and trustee's and attorneys fees and costs.

4.

Security . This Note is secured by a security agreement and Blanket Guarantee issued pursuant to the terms of the Asset Purchase Agreement and the documents, agreements, certificates and instruments contemplated therein creating a lien and/or security interest on certain real and personal property rights and interests of ONCM hereof; all as contemplated in the said Asset Purchase Agreement and ancillary documents, as they may be modified or amended from time to time.

5.

Usury . Notwithstanding any other provision contained in this Note, in the Asset Purchase Agreement or in any other agreement entered into in connection with this Note; if the Holder ever receives as interest under this Note or the Asset Purchase Amt an amount which would result in interest being charged at a rate exceeding the maximum allowed by law, such amount or portion as would otherwise be excessive interest shall automatically be applied toward reduction of the unpaid Principal Amount then outstanding under this Note, and not toward the payment of interest.

6.

Assignment. The Holder may assign or transfer all or any part of the Holder's rights or obligations under this Note and on request of the Holder ONCM' shall jam and deliver new promissory notes having the same terms and conditions as this Note (the “Replacement Notes”) except that the principal amount under the Replacement Notes shall equal in the aggregate the principal amount outstanding under this Note. ONCM may not assign or transfer, whether absolutely, by way of security or otherwise, all or any part of ONCM's rights or obligations under this Agreement without the Holder's prior written consent.

7.

Miscellaneous. ONCM and all endorsers, guarantors, sureties, accommodation parties and other persons at any time liable for all or any portion of the indebted evidenced by this Note consent to all ions of time; renewals, waivers or modifications that may be granted by the Holder with respect to the payment or other Provisions of this Note, the release of all or any portion of any security given in connection with this Note, with or without substitution, and the release of any party liable under this Note. Time is of the essence with respect to all obligations of ONCM under this Note. The unenforceability or invalidity of any provisions of this Note shall not affect the enforceability or validity of any other provision of this Note. The terms of this Note shall bind ONCM and inure to the benefit of the Holder. This Note shall be governed by British Columbia law.  This Note, the Asset Purchase Agreement and any other written agreement entered into in connection with this Note are the final expression of the agreement between the Holder and ONCM and may not be contradicted by evidence of any alleged oral agreement. .

8.

Conflicts. In the event of a conflict between the provisions of this Note and the provisions of the Asset Purchase Agreement, the Asset Purchase Agreement shall prevail.

THE UNDERSIGNED has executed and delivered this Note on the date first set forth above in Mexico City, Mexico.

O.N.C. de MEXICO S.A. de C.V. By : _________________________________ Title : _______________________________

SCHEDULE T

ADVANCED AMOUNT PROMISSORY NOTE

PROMISSORY NOTE

U.S. $420,000	March 23, 2001

FOR VALUE RECEIVED and by this promissory note ("pagaré"), the undersigned O.N.C. de Mexico S.A. de C.V., a Mexican corporation ("ONCM") whose address is Insurgentes sur 800 Piso 16, Col. dal Valle, Mexico, CP 03100, unconditionally promises to pay to the order of Minera San Augusto, S.A. de C.V. (the "Holder”) at Guerrero 109 Sur-altos entre Jalisco y Puebla, Hermosillo, Sonora, Mexico, or at such other place as the Holder of this Note may from time to time designate in writing, without deduction or setoff, is lawful money of the United States of America, the principal sum of $420,000 (the "Principal Amount"), together with interest, if any, on such Principal Amount and any other amounts due under this Note.

1.

Payment. ONCM shall pay to the Holder $420,000 on the earlier of (i) July 15, 2001 and (ii) the date on which ONCM fails to pay or perform when due any of its indebtedness, liabilities or obligations under or in respect of (A) any of the promissory notes issued in connection with an asset purchase agreement dated December 21, 2000, as amended, among the Holder, ONCM and National Gold Corporation (the "Asset Purchase Agreement") including, without limitation, the Promissory Notes, the Advanced Amount Promissory Note, the IVA Payment Promissory Note and the Deferred Closing Payment (all as such terms are defined in the Asset Purchase Agreement) together with any promissory notes issued in replacement and substitution of the said promissory notes, including, without limitation, the promissory notes granted by ONCM dated the date hereof to Kennecott Minerals Company and Tenedoramex, S.A. de C.V. or (B) a debenture dated as of January 1, 2001 granted by ONCM to the Holder together with any debentures issued in replacement and substitution of the said debenture (the "Due Date"). The Principal Amount may be prepaid in whole or in part at any time without premium or penalty. Unless the Holder shall otherwise elect, each payment made under this Note shall be applied first to costs and expenses incurred in connection with the enforcement of this Note, next to interest accrued under this Note, if any, and any balance shall be applied to reduce the Principal Amount of this Note.

2.

Late or Partial Payments. The acceptance by the Holder of any payment that is less than the entire amount then due under this Note shall be on account only and shall not constitute a waiver of the obligation of ONCM to pay such entire amount. The failure of ONCM to pay the entire amount then due under this Note shall be and continue to be an event of default under this Note, notwithstanding the acceptance by the Holder of less than such entire amount on account. and the Holder shall thereafter, until such entire amount is paid (and notwithstanding acceptance by the Holder thereafter of further sums on account or otherwise), be entitled to exercise all rights and remedies provided for in this Note on the occurrence of an event of default under this Note. The acceptance by the Holder of any amount due under this Note after the same is due shall not constitute a waiver of the right to require prompt payment, when due, of all other amounts due under this Note or to declare that as event of default has occurred under this Note with respect to any other amount not paid when due.

3.

Default. If any payment required under this Note is not made when due, the entire unpaid Principal Amount of this Note, together with any other amount due under this Note, shall, at the option of the Holder, become due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived by ONCM and all endorsers, guarantors, sureties, accommodation parties and other persons at any time liable for all or any portion of the indebtedness evidenced by this Note, and shall thereafter earn interest, both before and after judgment, at a nominal rate (the "Default Rate") of 12 percent per annum with interest upon overdue interest at the same rate. Any forbearance, failure or delay by the Holder in exercising any right or remedy under this Note or otherwise available to the Holder shall not be deemed to be a waiver of such right or remedy, nor shell any singe or partial exercise of any right or remedy preclude the further exercise of such right or remedy. ONCM shall pay all costs and expenses incurred by the Holder in connection with the enforcement of this Note (regardless of the particular nature of such costs and expenses and whether incurred before or after the initiation of suit or before or after judgment), including, without limitation, court costs and trustee's and attorneys' fees and costs.

4.

Security, This Note is secured by a security agreement and Blanket Guarantee issued pursuant to the terms of the Asset Purchase Agreement and the documents, agreements, certificates and instruments contemplated therein creating a lien and/or security interest on certain real and personal property rights and interests of ONCM hereof, all as contemplated in the said Asset Purchase Agreement and ancillary documents, as they may be modified or amended from time to time.

5.

Usury. Notwithstanding any other provision contained in this Note, in the Asset Purchase Agreement or in any other agreement entered into in connection with this Note, if the Holder ever receives as interest under this Note or the Asset Purchase Agreement an amount which would result in interest being charged at a rate exceeding the maximum allowed by law, such amount or portion as would otherwise be excessive interest shall automatically be applied toward reduction of the unpaid Principal Amount then outstanding under this Note, and not toward the payment of interest.

6.

Assignment. The Holder may assign or transfer all or any part of the Holder's rights or obligations under this Note and on request of the Holder ONCM shall issue and deliver new promissory notes having the same terms and conditions as this Note (the "Replacement Notes") except that the principal amount under the Replacement Notes shall equal in the aggregate the principal amount outstanding under this Note. ONCM may not assign or, transfer, whether absolutely, by way of security or otherwise, all or any part of ONCM's rights or obligations under this Agreement without the Holder's prior written consent.

7.

Miscellaneous. ONCM and all endorsers, guarantors, sureties, accommodation parties and other persons at any time liable for all or any portion of the indebtedness evidenced by this Note consent to all extensions of time, renewals, waivers or modifications that may be granted by the Holder with respect to the payment or other provisions of this Note, the release of all or any portion of any security given in connection with this Note, with or without substitution, and the release of any party liable under this Note. Tune is of the essence with respect to all obligations of ONCM under this Note. The unenforceability or invalidity of any provisions of this Note shall not affect the enforceability or validity of any other provision of this Note. The terms of this Note shall bind ONCM and inure to the benefit of  the Holder. This Note shall be governed by British Columbia law. This Note, the Asset Purchase Agreement and any other written agreement entered into in connection with this Note are the final expression of the agreement between the Holder and ONCM and may not be contradicted by evidence of air alleged oral agreement.

8.

Conflicts. In the event of a conflict between the provisions of this Note and the provisions, of the Asset Purchase Agreement, the Asset Purchase Agreement shall prevail.

THE UNDERSIGNED has executed and delivered this Note on the date first set forth above in Mexico City, Mexico.

O.N.C. de MEXICO S.A. de C.V. By : _________________________________ Title : ________________________________